EXHIBIT 99.2
                                                             ------------


             PRELIMINARY MATERIAL FOR USE OF THE COMMISSION ONLY



   PROXY                                                            PROXY


                            COLUMBIA ENERGY GROUP
              Proxy for [DATE] Special Meeting of Shareholders
         This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints _____________, _____________, and ______________ and any of them, Proxies, with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Columbia Energy Group, to be held at ____________________ on ____________________, at ____ a.m. (EDT) and
   at any adjournment thereof or on any business that may properly come before the meeting.

        The shares represented hereby will be voted in accordance with the specifications on the reverse side of this card. The undersigned confers upon the proxies hereby appointed authority to act upon all matters incident to the conduct of the meeting and their discretion upon such other matters as may properly come before the meeting. Management knows of no other matters to be presented at the meeting,

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE

   Please Sign and Date on Reverse Side and Return Promptly Using the Enclosed Envelope

   ______________________________________________________________________


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                            Columbia Energy Group
    Please mark in oval in the following manner using dark ink only. /  /

        [                                                               ]

   The Board of Directors recommends that shareholders vote FOR the following proposal:

   Proposal to adopt the Agreement and Plan of Merger, dated as of February 27, 2000, as amended as of March 31, 2000, among Columbia Energy Group, NiSource Inc., Company Acquisition Corp., Parent Acquisition Corp., NiSource Finance Corp. and New NiSource Inc., providing for, among other things, the merger of Company Acquisition Corp. with and into Columbia Energy Group, an indirect wholly owned subsidiary of NiSource Inc.

   [ ] FOR                       [ ] AGAINST                 [ ] ABSTAIN

         The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

                                      Dated:  _____________________, 2000
                                 Signature(s): __________________________
                                               __________________________

                                              If you receive more than
                                              one proxy card, please
                                              vote, sign and return all
                                              cards in the enclosed
                                              envelopes.  Executors,
                                              administrators, trustees,
                                              etc., should give full
                                              title.  For joint
                                              accounts, each joint owner
                                              shall sign.  Corporations
                                              should sign full
                                              corporation name by duly
                                              authorized officer with
                                              the signature attested by
                                              Corporate Secretary.

   ______________________________________________________________________
                            FOLD AND DETACH HERE
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                        YOUR VOTE IS VERY IMPORTANT!

         PLEASE SIGN AND DATE AND RETURN PROMPTLY USING THE ENCLOSED
                                  ENVELOPE.



   To Columbia Energy Group Shareholders:

   The Special Meeting of Columbia Energy Group Shareholders will be held at ____ a.m. (EDT) on ______________, 2000 at the ________________, located at _____________________.

   Attached is your proxy card. Please read both sides and then mark, sign and date it. Please detach and return the card promptly in the enclosed business reply envelope. No postage is required if it is mailed in the United States.

   Thank you for voting on this very important proxy issue.

   Carolyn McKinney Afshar                                [COLUMBIA LOGO]
   Secretary
   Columbia Energy Group




   ______________________________________________________________________
   Return to Columbia Energy Group, c/o Harris Trust and Savings Bank, P.O. Box 7051, Rockford, IL 61125-9945